UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 22, 2014
Date of Report
(Date of earliest event reported)

BREF HR, LLC
(Exact name of registrant as specified in its charter)

Delaware	000-54532	27-4938906
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three World Financial Center 250 Vesey Street, 11th Floor New York, NY	10281
(Address of principal executive offices)	(Zip Code)

(212) 417-7265
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2014, Marlo Vandemore, the Chief Financial Officer of a subsidiary of BREF HR, LLC (the “Company”) and the principal financial officer of the Company, informed the Company of her resignation.  Ms. Vandemore’s decision to resign is in order for her to pursue other opportunities and not as a result of any disagreement with the Company.

The effective date of Ms. Vandemore’s resignation will be May 10, 2014. While the Company has not currently identified a new Chief Financial Officer as a replacement for Ms. Vandemore, the Company has commenced a search to identify her replacement and a new principal financial officer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREF HR, LLC, by its manager, BREF HR Management, LLC

Date: April 29, 2014	By:	/s/ Andrea Balkan
Authorized Representative

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